Exhibit 10.1

SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT
by and among
SEITEL HOLDINGS, INC.
CENTERBRIDGE CAPITAL PARTNERS II, L.P.
CENTERBRIDGE CAPITAL PARTNERS SBS II, L.P.
AND
THE MANAGEMENT INVESTORS IDENTIFIED HEREIN
Dated as of July 17, 2018

i

TABLE OF CONTENTS (CONT’D)

4.5	Repurchase by the Company..........................................................................	18

4.6	Repurchase by Centerbridge at the Option of the Holder...............................	19

4.7	Closing............................................................................................................	19

4.8	Fair Market Value...........................................................................................	20

ARTICLE V Miscellaneous...............................................................................................		21

5.1	Effective Time................................................................................................	21

5.2	Amendment and Modification........................................................................	21

5.3	Successors and Assigns..................................................................................	21

5.4	Separability.....................................................................................................	21

5.5	Notices............................................................................................................	21

5.6	Governing Law...............................................................................................	23

5.7	Headings; Definitions.....................................................................................	23

5.8	Counterparts....................................................................................................	23

5.9	Further Assurances.........................................................................................	23

5.10	Termination.....................................................................................................	23

5.11	Indemnification of Centerbridge....................................................................	23

5.12	Confidentiality................................................................................................	24

5.13	Remedies........................................................................................................	24

5.14	Party No Longer Owning Securities...............................................................	24

5.15	No Effect on Employment..............................................................................	24

5.16	Pronouns.........................................................................................................	24

5.17	Future Individual Investors.............................................................................	24

5.18	Entire Agreement............................................................................................	25

DEFINED TERMS

Affiliate.....................................................	4	Joinder.......................................................	3

Agreement................................................	1	Limited Transferees..................................	3

Approved Sale..........................................	7	Major Stockholder....................................	1

Available Shares.......................................	18	Major Stockholder Transferee..................	9

Board of Directors....................................	14	Management Investor...............................	1

Centerbridge.............................................	1	Management Investors..............................	1

Centerbridge Coinvest Fund.....................	1	New Issuance Closing Date......................	12

Centerbridge Director...............................	14	Newly Issued Securities............................	11

Centerbridge Fund....................................	1	Non-Electing Preemptive Investor............	12

Common Stock.........................................	1	Non-Included Tag Offeree........................	9

Company...................................................	1	Original Agreement..................................	1

Company Repurchase Notice...................	19	Over-Allotted Shares................................	9

Delayed Issuance......................................	13	Ownership Percentage..............................	7

Electing Preemptive Investor....................	12	Participating Investor................................	10

Escrow Account........................................	10	Permitted Transferee.................................	3

Escrow Agent............................................	10	Person.......................................................	2

Escrow Agreement....................................	10	Preemptive Election..................................	13

Escrow Amount........................................	10	Preemptive Escrow Notice.......................	13

Escrow Notice...........................................	10	Preemptive Investor..................................	11

Excess Shares...........................................	12	Preemptive Notice....................................	12

Fair Market Value.....................................	20	Preemptive Reply......................................	12

Holder Notice...........................................	19	Pro Rata Share..........................................	11

Incentive Securities...................................	1	Proposed Purchasers.................................	11

Inclusion Notice........................................	9	Public Offering.........................................	4

Indemnitee................................................	23	Public Offering Notice..............................	6

Indemnitors...............................................	23	Put Option.................................................	18

In-Kind Distribution.................................	3	Remaining Available Shares.....................	19

Investment................................................	1	Repurchase Notice....................................	18

Investor.....................................................	1	Repurchase Option...................................	18

Investors....................................................	1	Securities..................................................	1

TABLE OF CONTENTS (CONT’D)

		Page

Securities Act............................................	3	Tag-Along Right.......................................	9

Securities Purchase Agreement................	1	Termination...............................................	17

Seitel.........................................................	5	Termination Date......................................	18

Selling Major Stockholder........................	9	Transfer.....................................................	2

Subsidiary.................................................	15	Value Notice.............................................	19

Tag Offerees..............................................	9	ValueAct Capital.......................................	1

Tag-Along Notice.....................................	9

EXHIBITS

EXHIBIT A    Amendment to Certificate of Incorporation

SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT
THIS IS A SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, dated as of July 17, 2018 (the “Agreement”), by and among Seitel Holdings, Inc., a Delaware corporation (the “Company”), Centerbridge Capital Partners II, L.P., a Delaware limited partnership (the “Centerbridge Fund” or “Centerbridge”), Centerbridge Capital Partners SBS II, L.P., a Delaware limited partnership (the “Centerbridge Coinvest Fund”) and the individuals listed on the signature pages hereto as “Management Investors” (such individuals, the “Management Investors,” and each such individual, a “Management Investor”). The Centerbridge Fund, the Centerbridge Coinvest Fund and each of the Management Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.” Centerbridge is referred to as the “Major Stockholder.”
BACKGROUND
A.    This Agreement is being entered into immediately after giving effect to the consummation of the transactions contemplated by the Securities Purchase Agreement, dated as of July 17, 2018 (the “Securities Purchase Agreement”), by and among the Company, ValueAct Capital Master Fund, L.P. (“ValueAct Capital”), the Centerbridge Fund and the Centerbridge Coinvest Fund.
B.    Pursuant to the terms of the Securities Purchase Agreement, the Centerbridge Fund and the Centerbridge Coinvest Fund acquired all of the shares of common stock, par value $0.001 of the Company (the “Common Stock”) held by ValueAct Capital for an aggregate purchase price of $42,017,382 (the “Investment”).
C.    The Investors currently own Common Stock and are party to that certain Amended and Restated Securities Holders Agreement, dated as of May 23, 2011, by and among the Company, ValueAct Capital, the Centerbridge Fund, the Centerbridge Coinvest Fund and the Management Investors (the “Original Agreement”).
D.    In connection with the Investment, the Company, the Centerbridge Fund and the Centerbridge Coinvest Fund wish to amend and restate, pursuant to Section 5.2 thereof, in its entirety the Original Agreement to reflect the Investment and to set forth herein certain agreements regarding the Investors’ relationships and their rights and obligations with respect to Securities (as defined below) of the Company, which agreements shall be effective from and after the closing of the Investment.
E.    As used herein, the term “Securities” shall mean Common Stock (including but not limited to any shares of Common Stock issued in connection with the exercise of options issued pursuant to the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan, the Seitel Holdings, Inc. 2008 Restricted Stock and Restricted Stock Unit Plan, the Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan or any other incentive Securities designated as such by the Board of Directors, which shares of Common Stock and other Securities are referred to herein as “Incentive Securities”) and any other shares of capital stock of the Company and any securities convertible into or exchangeable for such capital stock and any options (including but not limited to, any options now or hereafter issued to Investors and options issued pursuant to the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan, the Seitel Holdings, Inc. 2008 Restricted Stock and Restricted Stock Unit Plan and the the Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof and the provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any of such Securities and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
TERMS
In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Original Agreement is hereby amended and restated in its entirety to read as follows.

ARTICLE I

Restrictions On Transfer Of Securities
1.1    Restrictions on Transfers of Securities. The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor:

(a)(i)    No Investor other than the Major Stockholder and its Affiliates shall Transfer (other than in connection with a redemption by the Company made in compliance with Section 3.6 below) any Securities unless (x) such Transfer is to a Person approved in advance in writing by the Board of Directors, and (y) such Transfer complies with the provisions of this Section 1.1 and Article II hereof. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights (except for the voting agreement set forth in Article III hereof) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities. As used herein, “Person” means an individual or a corporation, partnership, limited liability company, joint venture, trust, regulatory or governmental agency or authority or other organization or entity of any kind.

(ii)    Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company’s equity securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”) (or the securities laws of such other jurisdiction as the Company may determine would be applicable to such Transfer). Any certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2 hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2 hereof if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act (or such other laws).

(iii)    Nothing in this Section 1.1(a) shall prevent the Transfer of Securities by an Investor to one or more of its Permitted Transferees or to the Company; provided, however, that each such Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it was an Investor (or if the Permitted Transferee was a Management Investor, a Management Investor) hereunder; and provided further, however, that (x) no Person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such Person agrees to be fully bound by this Agreement as if it were an Investor and shall be deemed an Investor for all purposes hereunder (or if the transferor to the Permitted Transferee is a Management Investor hereunder, as a Management Investor and shall be deemed a Management Investor for all purposes hereunder) (a “Joinder”), and (y) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state or foreign securities laws or pursuant to an available exemption therefrom. Other than a Transfer (x) pursuant to an Approved Sale, (y) pursuant to Rule 144 promulgated under the Securities Act that is otherwise in compliance with this Agreement, or (z) pursuant to a sale in connection with a Public Offering, it shall be a condition to any Transfer hereunder that such transferee executes and delivers a Joinder.
(iv)    Nothing in this Section 1.1(a) shall prevent the Transfer by Centerbridge or any of its respective Affiliates who have obtained Securities from Centerbridge or any of its Affiliates in compliance with this Agreement to make an in-kind distribution effected in accordance with the fund and/or governing documents of such Person (an “In-Kind Distribution”) to its limited partners (the “Limited Transferees”), who shall not be entitled to any of the rights or benefits of an Investor or the Major Stockholder under this Agreement other than those of a Tag Offeree under Section 2.4 and shall at all times be obligated to comply with the provisions of Section 2.2 in connection with an Approved Sale, as the case may be. As a condition to the right to distribute Securities pursuant to an In-Kind Distribution, the transferor shall require each Limited Transferee to execute and deliver a Joinder. Centerbridge acknowledges and agrees that the right to effect an In-Kind Distribution may be exercised solely by Centerbridge or any of its Affiliates and only to the extent permitted by the fund or other governing documents of Centerbridge or its Affiliates, as applicable.

(b)As used herein, “Permitted Transferee” shall mean:
(i)in the case of any Investor who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interests is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(ii)in the case of any Investor who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(iii)in the case of Centerbridge or any of its Affiliates, any corporation, partnership, limited liability company or other Person that is an Affiliate of Centerbridge or any current or former managing director, director, manager, general partner or member of Centerbridge;

(iv)in the case of any Investor, any Person if such Person takes such Securities pursuant to a sale in connection with a Public Offering. As used herein, “Public Offering” means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act or similar legal action under the applicable securities laws of a non-U.S. jurisdiction (other than a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s or a Subsidiary’s employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or used to offer or sell a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds from such offering is attributable to the equity securities and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act or similar legal action under applicable securities laws of a non-U.S. jurisdiction) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholders selling shares of Common Stock in such offering of not less than $50,000,000; or

(v)in the case of any Investor that is not a natural person, such Investor’s Affiliates.
(c)As used herein, “Affiliate” means, with respect to any Person, any Person (other than portfolio companies of such Person) directly or indirectly controlling, controlled by or under common control with such Person. No Limited Transferee of any Person shall be an “Affiliate” of such Person for any purpose under this Agreement.

1.2    Legend. Certificates representing Securities (if any) (other than Securities transferred pursuant to (i) an Approved Sale (with respect to the second legend), (ii) Rule 144 promulgated under the Securities Act or (iii) a sale in connection with a Public Offering), shall bear the following legends (in addition to any other legend required under applicable law):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE

SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR THE DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.
1.3    Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II

OTHER COVENANTS AND REPRESENTATIONS

2.1    Inspection and Access. The Company shall provide the Centerbridge Fund and the Major Stockholder with the following information for so long as such party owns Securities:
(a)unaudited monthly (as soon as available and in any event within 30 days of the end of each month), unaudited quarterly (as soon as available and in any event within 45 days of the end of each quarter) and audited (by a nationally recognized accounting firm) annual (as soon as available and in any event within 90 days of the end of each year) financial statements prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time, which statements shall include:

(i)the consolidated balance sheets of Seitel, Inc. (“Seitel”) (and, to the extent otherwise prepared and available, the Company) and its Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows;

(ii)a comparison to the corresponding data for the corresponding periods of the previous fiscal year and to Seitel’s (and, to the extent otherwise prepared and available, the Company’s) financial plan;

(iii)in the case of the quarterly and annual financial statements only, unless management has otherwise prepared a narrative report for such monthly period, a reasonably detailed narrative descriptive report of the operations of Seitel (and, to the extent otherwise prepared and available, the Company) and its Subsidiaries in the form prepared for presentation to the senior management of Seitel (and, to the extent otherwise prepared and available, the Company) for the applicable period and for the period from the beginning of the then current fiscal year to the end of such period, if any;

(iv)to the extent Seitel or the Company is required by law or pursuant to the terms of any outstanding indebtedness of Seitel or the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports actually prepared and filed by Seitel or the Company pursuant to Section 13 or 15(d) of the Exchange Act as soon as available (provided, that any such reports shall be deemed to have been provided when such reports are publicly available via the Commission’s EDGAR system or any successor to the EDGAR system); and
(b)such other information as the Centerbridge Fund or the Major Stockholder shall reasonably request. Nothing in this Agreement shall require the Company to prepare financial statements of the Company, whether audited or unaudited, or any other financial data or narrative descriptions thereof that it would otherwise not prepare.

Additionally, (x) the Company shall permit any authorized representatives designated by the Centerbridge Fund or the Major Stockholder reasonable access to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Centerbridge Fund or the Major Stockholder may reasonably request, and (y) the Centerbridge Fund and the Major Stockholder shall have the right to consult with and advise the management of the Company and its Subsidiaries, upon reasonable prior notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.

2.2    Public Offering or Sale of the Company. The following provisions shall apply:
(a)    At any time and from time to time, so long as Centerbridge’s Ownership Percentage is greater than or equal to 50%, Centerbridge shall have the right, by delivery of a written notice to the Company (the “Public Offering Notice”), to demand that the Company consummate a Public Offering and each Investor will cooperate and use its respective reasonable commercial efforts to facilitate the consummation of such Public Offering, including, but not limited to, taking, facilitating or observing the applicable actions and obligations set forth in the Registration Rights Agreement and other matters. In connection with and in order to facilitate a Public Offering, each Investor agrees to take all such action as is necessary, including the voting of all Securities owned by such Person in order to effectuate (i) any amendments to the Company’s certificate of incorporation regarding the number of shares of the Company’s (or of any successor to the Company’s) authorized capital stock, (ii) any proposal to effect a stock split of the Common Stock, and any amendments to the Company’s (or of any successor to the Company’s) certificate of incorporation, to the extent reasonably requested by the Company or Centerbridge in connection with such offering, (iii) any other amendments to the Company’s (or of any successor to the

Company’s) certificate of incorporation and bylaws as are customary for a company which is to engage in an initial public offering of its common stock and which is reasonably requested by the managing underwriters or by Centerbridge in order to expedite or facilitate the disposition of the Common Stock in connection with such offering, and (iv) the entering into of any contract, agreement or commitment reasonably necessary in order to effectuate any of the matters contemplated by this Section 2.2. For purposes of this Agreement, “Ownership Percentage” means an Investor’s and its Affiliates’ ownership of Common Stock as a percentage of all outstanding Common Stock as of the date of determination.
(b)    So long as Centerbridge’s Ownership Percentage is greater than or equal to 50%, Centerbridge shall have the right, by delivery of a written notice to the Company, to elect to require that the Company be sold to a Person or Group that is not an Affiliate of Centerbridge, whether by merger, consolidation, sale of all of the outstanding capital stock, sale of all or substantially all of its assets, Public Offering or otherwise (any of the foregoing, an “Approved Sale”), (i) each Investor will be obligated to consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of stock, each Investor will agree to sell and will be permitted to sell all of such Investor’s Common Stock (and shall deliver their shares of Common Stock with appropriate instruments of transfer as may reasonably be requested by Centerbridge, free and clear of all claims, liens or other encumbrances) on the terms and conditions approved by Centerbridge; provided that such terms and conditions must be the same terms and conditions that apply to Centerbridge and its Affiliates, and (iii) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor will sell, exchange, redeem, agree to cancel or otherwise dispose of such Securities or options, warrants or other rights on the terms and conditions approved by Centerbridge. Each Investor will take all necessary and desirable actions in connection with the consummation of an Approved Sale, including executing all documents, including a sale, purchase or merger agreement, reasonably requested by the Company or Centerbridge containing the terms and conditions of the Approved Sale; provided, however, that no Investor shall be required to make any representations or warranties in any agreement relating to an Approved Sale other than representations and warranties relating to such Investor, as applicable, and the ownership of its Securities that are customary in similar transactions, including representations and warranties relating to title, authorization and execution and delivery, nor shall any Investor be required to provide indemnification with respect to any representations or warranties made by any other Investor or in an amount exceeding the amount of the gross proceeds received by such Investor in the Approved Sale and any such indemnification obligation shall be shared pro rata (in accordance with the Securities being sold) by all Investors selling Securities in such transaction (other than indemnification as a result of a breach of a representation or warranty as to title, which shall be solely the responsibility of the applicable Investor and shall not be subject to any limitation of liability hereunder). In connection with and in order to facilitate a Public Offering, each Investor agrees to take all such action as is necessary, including the voting of all shares of Securities owned by such Person in order to effectuate (i) any amendments to the Company’s certificate of incorporation regarding the number of shares of the Company’s (or of any successor to the Company’s) authorized capital stock, (ii) any proposal to effect a stock split of the Common Stock, and any amendments to the Company’s (or of any successor to the Company’s) certificate of incorporation, to the extent reasonably requested by the Company or Centerbridge in connection with such offering, (iii) any other amendments to the Company’s (or of any successor to the Company’s) certificate of incorporation and bylaws as are customary for a company which is to engage in an initial public offering of its common stock and which is reasonably requested by the managing underwriters or by Centerbridge in order to expedite or facilitate the disposition of the Common Stock in connection with such offering, and (iv) the entering into of any contract, agreement or commitment reasonably necessary in order to effectuate any of the matters contemplated by this Section 2.2.
(c)    The obligations of each of the Investors with respect to an Approved Sale (other than a Public Offering), as applicable, are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors holding Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all Investors holding Common Stock will be given the same option and (ii) in the case of a holder of any securities referred to in clause (iii) of paragraph (b) above, (I) in the event such Securities are vested, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, either (x) the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such Security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise) or (y) a security convertible or exchangeable for, or option, warrant or right to purchase, capital stock or other securities of a successor entity having substantially equivalent value, or (II) in the case where such Securities are not vested, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, such Securities shall be cancelled.
(d)    Each Investor acknowledges that its pro rata share (based upon the number of shares of Common Stock owned (or acquirable pursuant to options, warrants or other rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock) by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses incurred by the Company on behalf of all holders related to such Approved Sale.

2.3    Corporate Opportunity. To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Major Stockholder or its Affiliates or representatives thereof (including any directors of the Company designated by such Persons). In particular, (a) the Major Stockholder and its Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ business activities, without consulting any other Investor, and (b) the Major Stockholder and its Affiliates shall not have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time.

2.4    Tag-Along Rights. As of the date hereof, the following provisions shall apply:
(a)    The Major Stockholder (which shall include the Stockholder’s Permitted Transferees) shall not sell or otherwise effect the Transfer of any Common Stock (or other

Securities) (in one or a series of transactions) to a third party other than a Permitted Transferee of the Major Stockholder or to the Company in compliance with Section 3.6(c) and Article IV below (in either case, a “Major Stockholder Transferee”) unless all other Investors at such time (the “Tag Offerees”) are offered an opportunity to participate ratably (as determined according to Section 2.4(b) below) in such transaction on the same terms as are to be received by the selling Major Stockholder (the “Selling Major Stockholder ”).
(b)    Prior to any sale of any Common Stock subject to this Section 2.4, the Selling Major Stockholder shall notify the Company and any other Major Stockholder in writing of the proposed sale. Such notice (the “Inclusion Notice”) shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the Major Stockholder Transferee; and (C) the proposed amount and form of consideration and the terms and conditions of payment offered by such Major Stockholder Transferee. The Company shall promptly, and in any event within 3 business days of the receipt by the Company of the Inclusion Notice, mail or cause to be mailed the Inclusion Notice to each Investor who owns shares of Common Stock. An Investor may exercise the tag-along right pursuant to this Section 2.4(a) and 2.4(b) (the “Tag-Along Right”) by delivery of a written notice (the “Tag-Along Notice”) to the Selling Major Stockholder within 10 days of the date the Company delivered the Inclusion Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Investor proposes to include in the proposed sale upon the terms and conditions set forth in the Inclusion Notice; provided, however, that if the proposed Major Stockholder Transferee is unwilling to purchase all of the Common Stock requested to be sold by all exercising Tag Offerees together with the Selling Major Stockholder, then each Tag Offeree shall have the right to sell pursuant to such Major Stockholder Transferee’s offer, and upon the terms and conditions set forth in the Inclusion Notice, a number of such Tag Offeree’s shares of Common Stock equal to such Tag Offeree’s pro rata percentage (based on the shares of Common Stock held by the Selling Major Stockholder and its Affiliates and Tag Offerees and their respective affiliates exercising their Tag-Along Rights) of Common Stock that the Major Stockholder Transferee is willing to purchase pursuant to this Section 2.4. If any Tag Offeree elects not to participate in full or in part, the Selling Major Stockholder and each Tag Offeree that has elected to participate in full may increase the number of shares to be sold by it based upon its pro rata percentage (based upon the shares of Common Stock held by the Selling Major Stockholder and its Affiliates and the fully participating Tag Offerees and their respective Affiliates) of the number of shares any such Tag Offeree elects not to include pursuant to the terms hereof (the “Over-Allotted Shares”) and this process shall continue until there are no more Over-Allotted Shares. If any Tag Offeree does not deliver a Tag-Along Notice during the 10-day period referred to above, the Selling Major Stockholder shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable in any material respect, economically or otherwise, to the Selling Major Stockholder than those stated in the notice and in accordance with the provisions of this Section 2.4.
(c)    If the proposed Major Stockholder Transferee of Common Stock proposed to be transferred by a Selling Major Stockholder is unwilling to purchase any Common Stock from a Tag Offeree that delivered a Tag-Along Notice even after any pro rata reduction pursuant to Section 2.4(b) (a “Non-Included Tag Offeree”), such Selling Major Stockholder may elect to purchase from such Non-Included Tag Offeree, for cash (in U.S. dollars), Common Stock having a purchase price equal to the aggregate purchase price such Non-Included Tag Offeree would have received in connection with the closing of such sale by the Selling Major Stockholder if such Non-Included Tag Offeree had been able to exercise its Tag-Along Rights (but only to the extent of its pro rata percentage) with respect to such sale and otherwise on the same terms and conditions. The closing of such sale to the Selling Major Stockholder shall only occur concurrently with or immediately following such sale by the Selling Major Stockholder.
(d)    Each Investor acknowledges for itself and its transferees that the Major Stockholder may grant in the future tag-along rights to other holders of Common Stock and such holders will (i) have substantially the same opportunity to participate in sales by the Major Stockholder as provided to the parties hereto, and (ii) be included in the calculation of the pro rata basis upon which Investors may participate in a sale.
(e)    Notwithstanding the requirements of this Section 2.4, the Selling Major Stockholder may sell shares of Common Stock at any time without complying with the requirements of Section 2.4(b) so long as the Selling Major Stockholder or the Major Stockholder Transferee deposits into escrow (the “Escrow Account”) with an independent third party escrow agent (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”) with customary terms and conditions at the time of sale or other Transfer that amount of the consideration received in such sale or other Transfer equal to the “Escrow Amount.” The “Escrow Amount” shall equal that amount of consideration as all the Investors would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Investor (A) delivered a Tag-Along Notice to the Selling Major Stockholder in the time period set forth in Section 2.4(b) and (B) proposed to include all of his, her or its shares of Common Stock which it would have been entitled to include in the sale. No later than five (5) business days after the date of the sale, the Selling Major Stockholder shall notify the Company in writing of the sale. Such notice (the “Escrow Notice”) shall set forth the information required in the Inclusion Notice, and in addition, such notice shall state the name of the Escrow Agent and the account number of the Escrow Account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Investor. A holder may exercise his, her or its tag-along right with respect to an Escrow Notice by delivery to the Escrow Agent, within 10 days of the date the Company mailed or caused to be mailed the Escrow Notice, of a written notice specifying the number of shares of Common Stock it, he or she proposes to sell (with a copy to the Selling Major Stockholder) (a “Participating Investor”). Promptly after the expiration of the 10th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Selling Major Stockholder shall purchase that number of shares of Common Stock as the Selling Major Common Stockholder would have been required to include in the sale had the Selling Major Stockholder complied with the provisions of Section 2.4(b), (B) the certificates for such shares (if any) shall be delivered to the Selling Major Stockholder, free and clear of all claims, liens or other encumbrances, with appropriate instruments of transfer as may be reasonably requested by the Selling Major Stockholder, and (C) all remaining funds and other consideration held in the Escrow Account shall be released to the Selling Major Stockholder by the Escrow Agent. If the Selling Major Stockholder received consideration other than cash in its sale, the Selling Major Stockholder shall purchase the shares of Common Stock tendered by paying to the Investors non-cash consideration and cash in the same proportion as received by the Selling Major Stockholder in the sale. Notwithstanding anything to the contrary in this Section 2.4(e), it shall be the obligation of the Selling Major Stockholder to ensure that in connection with a sale effected pursuant to this Section 2.4(e) each Participating Investor receives, whether from the Escrow Amount or otherwise, the amount of consideration that such Participating Investor would have been entitled to receive if such Participating Investor had the opportunity to participate in the Transfer on a pro rata basis in accordance with Section 2.4(a), (b) and (c).
(f)    Notwithstanding anything in this Agreement to the contrary, the Selling Major Stockholder may make any of the following Transfers without complying with the provisions of this Section 2.4: (i) sales in connection with a Public Offering (or other sales to the public (including through an underwriter, a “block” trade or Rule 144 under the Securities Act (or similar provision under the laws of other applicable jurisdictions) following the Initial Public Offering)) and (ii) sales pursuant to an Approved Sale.
(g)    Each Investor who exercises its rights pursuant to this Section 2.4 shall, at the request of the Selling Major Stockholder and without further cost and expense to the Selling Major Stockholder, execute and deliver such other instruments of conveyance and transfer, and take such other actions as may reasonably be requested to consummate the proposed sale of Common Stock by the Selling Major Stockholder and the Investors who have exercised their tag- along rights pursuant to this Section 2.4. In connection with the consummation of a Transfer pursuant to this Section 2.4, each Tag Offeree exercising the Tag-Along Right shall execute all documents containing such terms and conditions, including representations and warranties solely with respect to (x) matters of title to such Tag Offeree’s Common Stock and (y) the due authorization (or capacity) and due and valid execution and delivery by such Tag Offeree of documentation in respect of such transfer, as those executed by the Selling Major Stockholder.

2.5    Preemptive Rights.
(a)    If the Company proposes to issue and sell to any Investor or any other party (the “Proposed Purchasers”) (i) any Securities or (ii) any securities containing options or rights to acquire any shares of Common Stock, or (iii) any securities convertible into shares of Common Stock (such shares and other securities are hereinafter collectively referred to as “Newly Issued Securities”), the Company will first offer to the Major Stockholder other than the Proposed Purchasers (each a “Preemptive Investor”) a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to such Preemptive Investor’s Ownership Percentage of the number of shares proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions (including any requirement to purchase other securities) as the securities that are being offered in such transaction or series of transactions (such portion, the “Pro Rata Share”). The Major Stockholder shall have the same rights set forth in this Section 2.5 in regards to issuances of equity securities of any subsidiary of the Company other than to the Company.

(b)    Notwithstanding the foregoing, the provisions of this Section 2.5 shall not be applicable to the issuance of securities (i) upon the conversion of shares of one class of Company capital stock into shares of another class; (ii) as a dividend or distribution on (or payment of accrued yield in respect of) the outstanding Securities or in connection with any ratable stock splits, reclassifications, recapitalizations, consolidations or similar events affecting the Securities, (iii) in any transaction in respect of a Security that offered by the Company to all holders of such Security on a pro rata basis, (iv) to financing sources of the Company in connection with the issuance of debt or restructuring or recapitalization of existing debt, on terms approved by the

Board of Directors, after consultation with Centerbridge, and in accordance with this Agreement; provided, however, in no event may more than an aggregate of one percent (1%) of the outstanding shares of Common Stock be issued pursuant to this clause (iv), (v) to officers, directors or employees of the Company or any Subsidiary pursuant to stock option plans or other equity incentive compensation plans or arrangements, on terms approved by the Board of Directors, (vi) in a Public Offering, or (vii) as consideration in connection with a business acquisition by the Company pursuant to a bona fide sale, whether by merger, consolidation, sale of assets or sale or exchange of capital stock or otherwise, to the extent approved by the Board of Directors and otherwise in accordance with this Agreement, including Section 3.6. The Company shall not be under any obligation to consummate any proposed issuance of Newly Issued Securities, nor shall there be any liability on the part of the Company to any Investor if the Company has not consummated any proposed issuance of Newly Issued Securities pursuant to this Section 2.5 for whatever reason, regardless of whether it shall have delivered a Preemptive Notice (as defined below) in respect of such proposed issuance.

(c)    The Company will give to the Preemptive Investors a written notice setting forth the price, terms and conditions (including the proposed closing date on which the Newly Issued Securities will be purchased and sold) (the “New Issuance Closing Date”) upon which the Preemptive Investors may purchase such shares or other securities in accordance with Section 2.5(a) (the “Preemptive Notice”). After receiving a Preemptive Notice, the Preemptive Investors must reply, in writing, within ten (10) days of the date of delivery of such Preemptive Notice that such Persons (or its designated Affiliate(s), who shall execute a Joinder) agree to purchase the shares or other securities offered pursuant to this Section 2.5 on the date of proposed sale (the “Preemptive Reply”). Each Preemptive Investor shall provide a copy of its Preemptive Reply to the other Preemptive Investor concurrently with its delivery of its Preemptive Reply to the Company. If any Preemptive Investor fails to exercise its rights under this Section 2.5 or elects to exercise such rights with respect to less than such Preemptive Investor’s Pro Rata Share (the “Non-Electing Preemptive Investor”), the other Preemptive Investor that has exercised or elected to exercise its rights to purchase its entire Pro Rata Share (the “Electing Preemptive Investor”) shall be entitled to purchase from the Company the number of Newly Issued Securities that the Non-Electing Preemptive Investor would have been entitled to purchase had it elected to purchase its entire Pro Rata Share or such number of Newly Issued Securities equal to the difference between the Non-Electing Preemptive Investor’s Pro Rata Share and the number of Newly Issued Securities elected to be purchased by the Non-Electing Preemptive Investor (all such unpurchased securities, the “Excess Shares”), as the case may be. An Electing Preemptive Investor shall deliver written notice to the Company and the Non- Electing Preemptive Investor of the Electing Preemptive Investor’s decision to purchase the Excess Shares within 5 days after the earlier of (i) the Non-Electing Preemptive Investor’s delivery of its Preemptive Reply to the Company and (ii) the end of the ten (10) day period referred to above. If the Preemptive Investors fail to deliver a Preemptive Reply or if all Newly Issued Securities are not purchased by the Preemptive Investors in accordance with this Section 2.5, shares or other securities offered to the Preemptive Investors may thereafter, for a period not exceeding six (6) months following the date of the Preemptive Notice, be issued, sold or subjected to rights or options to the proposed original investors at a price and on terms no less than that at which they were offered to the Preemptive Investors. The purchase and sale shall take place on the New Issuance Closing Date or such other date as the parties may agree.

(d)    Notwithstanding the requirements of this Section 2.5, the Company may make an issuance of Newly Issued Securities at any time without complying with the requirements of Section 2.5(a) and (c) (a “Delayed Issuance”) so long as within three (3) business days after the date of the issuance of the Newly Issued Securities, the Company delivers a “Preemptive Escrow Notice” to the Preemptive Investors and otherwise complies with this Section 2.5(d). Such Preemptive Escrow Notice shall set forth the price, terms and conditions upon which the Preemptive Investors may purchase shares of Newly Issued Securities (which shall be the same price, terms and conditions with respect to which the Newly Issued Securities were issued), the amount of Newly Issued Securities that such Preemptive Investor is entitled to receive (such amount to equal the amount of Newly Issued Securities that such Preemptive Investor would have been entitled to receive if such Preemptive Investor had the opportunity to participate in the issuance of the Newly Issued Securities on a pro rata basis in accordance with Section 2.5(a)).

A Preemptive Investor may exercise the preemptive right by delivery to the Company and the other Preemptive Investor, within twenty (20) days of the date the Company mailed or caused to be mailed the Preemptive Escrow Notice, of a written notice specifying the number of shares of Newly Issued Securities such Preemptive Investor proposes to purchase of the number of shares of Newly Issued Securities such Preemptive Investor is entitled to purchase (the “Preemptive Election”). If there is a Non-Electing Preemptive Investor, the other Electing Preemptive Investor shall be entitled to purchase the Excess Shares and shall deliver written notice thereof to the Company within five (5) days after the earlier of (i) the delivery of the Non- Electing Preemptive Investor’s Preemptive Election and (ii) the end of such twenty (20) day period referred to above.
Promptly after the expiration of the twentieth (20th) day after the Company has given the Preemptive Escrow Notice, (A) the Company shall sell to each Preemptive Investor that number of shares of Newly Issued Securities that each such Preemptive Investor proposed to purchase pursuant to its Preemptive Election and (B) when such shares have been issued to such Preemptive Investors, all remaining Newly Issued Securities which Preemptive Investors were entitled to purchase but for which they did not deliver a Preemptive Election may be sold to the original proposed investors upon the terms and conditions set forth in the Preemptive Escrow Notice for a period not exceeding six (6) months after the original issuance of Newly Issued Securities to such investors.
In the event of a Delayed Issuance, the Company shall not make any dividend or distribution on the Newly Issued Securities or otherwise effect any transaction involving the Newly Issued Securities until after the Company has complied in full with this Section 2.5(d).

ARTICLE III

Corporate Actions
3.1    Directors and Voting Agreements.

(a)    Each Investor agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock entitled to vote owned by it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company (the “Board of Directors”) is composed of ten (10) directors.

(b)    The members of the Board of Directors shall be designated as follows: (i) so long as Centerbridge’s Ownership Percentage is greater than or equal to (A) 10%, the Centerbridge Fund shall be entitled to designate two directors (each, a “Centerbridge Director”); provided that for so long as Centerbridge has not Transferred any shares of Common Stock (other than Transfers to Affiliates), the Centerbridge Fund shall continue to be entitled to designate two directors in accordance with this clause (A), and clause (B) of this Section 3.1(b)(i) shall not apply; (B) 5%, but less than 10%, the Centerbridge Fund shall be entitled to designate one Centerbridge Director; (ii) the Management Investors as a group shall be entitled to designate two directors, one of whom shall be the Chief Executive Officer of the Company; and (iii) any remaining seats may be filled by the holders of 50% of the outstanding Common Stock, one of which seats, if any of such seats are filled, shall be filled with an individual not employed by or affiliated with Centerbridge or any of its Affiliates or the Company. If at any time an Investor is no longer entitled to designate directors pursuant to this Section 3.1, such Investor agrees to take all action necessary to remove from the Board of Directors such Investor’s designees and such vacancy shall be filled by the holders of 50% of the outstanding Common Stock. If the Major Stockholder’s Ownership Percentage is greater than 0% but less than 5%, then the Major Stockholder shall have the right to have a representative present at all meetings of the Board of Directors who shall have all rights as a member of the Board of Directors other than the right to vote at meetings (including all rights to receive information provided to the Board of Directors). As of the date hereof, the Board of Directors is composed of: (1) Robert D. Monson and Marcia H. Kendrick, who have been designated pursuant to Section 3.1(b)(ii), (2) Kyle N. Cruz and Ash Upadhyaya, who are the Centerbridge Directors, and (3) John Jackson and Dalton J. Boutte, who have been designated pursuant to Section 3.1(b)(iii).

(c)    Subject to the terms and provisions of Section 3.1(d) hereof, each Investor agrees to take all necessary action to cause the composition of the Board of Directors to remain in accordance with Section 3.1(a) hereof (including, without limitation, voting or causing to vote or acting by written consent with respect to, all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or held by such Investor in favor of the nomination and election of such Persons) to the Board of Directors and to act itself (if a member of the Board of Directors) or cause its designee (if any) on the Board of Directors to vote or act by written consent to cause the composition of the Board of Directors to remain in accordance with Section 3.1(a) hereof.

(d)    Concurrently with, or immediately prior to, the execution and delivery of this Agreement by the parties hereto, the certificate of incorporation of the Company shall be amended as set forth on Exhibit A to provide, among other things, that: (A) All directors shall be entitled to one (1) vote on all matters brought before the Board of Directors; provided that so long as Centerbridge’s Ownership Percentage is greater than or equal to 50%, the Centerbridge Directors shall be entitled, collectively (whether there is one or two Centerbridge Directors at the applicable time), to a total of nine (9) votes on all matters brought before the Board of Directors.

(e)    Any director that is not affiliated with or employed by Centerbridge or the Company shall be entitled to compensation (including option grants) that is customary for “independent” directors of similar companies.
(f)    Subject to Section 3.6, all actions of the Board of Directors shall require (i) the affirmative vote of at least a majority of the votes of directors present at a duly convened meeting of the Board of Directors at which a majority of the votes of the Board of Directors is present (in person or telephonically) or (ii) the unanimous written consent of all Directors.

3.2    Right to Remove Certain of the Company’s Directors. Each Investor agrees that it will not vote any of its Common Stock or any other voting capital stock of the Company now or hereafter owned or controlled by it in favor of the removal of any Director who shall have been designated or nominated in accordance with Section 3.1, unless the Investor or Investors entitled to designate or nominate such director shall have consented to such removal in writing; provided that if the Investor or Investors entitled to designate or nominate any director pursuant to Section 3.1 shall request in writing the removal, with or without cause, of such director, each Investor shall vote its Common Stock in favor of such removal.

3.3    Right to Fill Certain Vacancies on the Board of Directors. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) or if otherwise there shall exist or occur any vacancy on the Board of Directors, such vacancy shall not be filled by the remaining members of the Board of Directors, but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Investor or Investors (or, if applicable, holders of Common Stock) then entitled to designate such director pursuant to Section 3.1.

3.4    Committees; Directors of Subsidiaries. The composition of any committee of the Board of Directors, and any committee of the board of directors (or equivalent governing body) of Seitel, shall consist of directors designated by the Investors in proportion to the Investors’ right to designate board members pursuant to Section 3.1. Each of the Investors or group of Investors with the right to designate a director pursuant to Section 3.1 (other than the Management Investors) shall have the option of appointing its designated director(s) to any committee of the board of directors (or equivalent governing body) of any of the Company’s Subsidiaries (other than Seitel) in proportion to such Investor(s)’ right to designate board members pursuant to Section 3.1. “Subsidiary” as used herein shall mean “a corporation, partnership, limited liability company or other business entity with respect to which the Company and/or any direct or indirect subsidiary of the Company individually or collectively own 50% or more of the total combined voting power of all classes of stock (or other voting interests)”).

3.5    Amendment of Certificate and Bylaws. Each Investor agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company’s certificate of incorporation or bylaws inconsistent with Article III of this Agreement unless the Board of Directors (including at least one director designated by Centerbridge) consent in writing thereto.

3.6    Centerbridge Approval. Notwithstanding anything to the contrary contained herein, so long as Centerbridge has an Ownership Percentage equal to at least 15%, the Company shall not and, if applicable, shall not permit any of its Subsidiaries to, without the prior written consent of Centerbridge, such consent not to be unreasonably withheld, conditioned or delayed:

(a)enter into any equity financing transaction or series of transactions (including any issuance or sale of equity securities) that would, after giving pro forma effect thereto, increase the amount of outstanding equity by 25% or more as of the relevant date of determination; provided, however, that in no event shall any such equity financing transaction, after giving pro forma effect thereto, increase the amount of outstanding equity by 25% or more as of the date hereof;
(b)enter into any debt financing transaction or series of transactions (including any incurrence, creation, assumption, guarantee or otherwise becoming liable in respect of any indebtedness) that would, after giving pro forma effect thereto, increase the amount of outstanding indebtedness of the Company and its Subsidiaries for borrowed money, net of cash, by 25% or more as of the relevant date of determination; provided, however, that in no event shall any such debt financing transaction, after giving pro forma effect thereto, result in the Company or any of its Subsidiaries having indebtedness for borrowed money, net of cash, in excess of $280,000,000;
(c)declare, pay, or set aside any dividend or distribution, effect any dividend recapitalization or repurchase (except as permitted by this Section 3.6 and Article IV of this Agreement), redeem or reacquire any Securities;
(d)hire, or terminate the employment of, the Company’s or Seitel’s Chief Executive Officer;
(e)enter into or materially modify any related party transaction involving payments by or to the Company or its Subsidiaries in excess of $200,000 annually;
(f)increase the annual compensation of any senior executive officer of the Company or Seitel by more than 10% from such executive officer’s prior level of annual compensation;
(g)(i) acquire in any one transaction or series of related transactions, by purchase of securities or assets or otherwise, any Person, business or other enterprise, or any assets, for an amount in excess of $20,000,000, (ii) make any investment in any Person (or group of related Persons) in excess of $20,000,000 in any one transaction or series of related transactions (whether by way of exchange, purchase, capital contribution or otherwise), (iii) authorize, or make, any loans, advances or guarantees to or for the benefit of any Persons in excess of $10,000,000, in the aggregate, or (iv) acquire an option to make any such acquisition or investment.

(h)sell or divest in any one transaction or series of related transactions any division or other business enterprise, or any assets, of the Company or any Subsidiary for an amount in excess of $20,000,000 (other than the sale of inventory in the ordinary course of business).

(i)make, alter, amend or repeal the certificate of incorporation, articles of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, membership agreement or other constituent documents of the Company, including the designations of any preferred stock or resolutions establishing any preferred stock.

(j)grant, enact, implement or authorize any equity based compensation plan or arrangement, including any incentive or deferred compensation plan, other than those in effect as of the date hereof, or grant or authorize grants under any such existing equity based compensation plan or arrangement.

(k)engage in any business which was not being conducted by the Company or any Subsidiary as of the date hereof, other than reasonably related extensions of the businesses conducted by the Company and the Subsidiaries on the date hereof, or cease to be engaged in any material line of business engaged in by the Company or any Subsidiary on the date hereof.

(l)settle any outstanding claim, litigation, audit or other dispute for an amount in excess of $4,000,000 (net of insurance coverage), individually or in the aggregate, on an annual basis.

3.7    Management and Information Rights. Seitel and the Centerbridge Fund are parties to the letter agreement attached hereto as Exhibit B, which provides the Centerbridge Fund with substantially identical rights with respect to Seitel, Inc. as the Centerbridge Fund has with respect to the Company pursuant to Sections 2.1 and 3.1 hereof. The parties acknowledge and agree that the rights provided to the Centerbridge Fund pursuant to Sections 2.1, 3.1 and this Section 3.7 are intended to satisfy the requirement of management rights for purposes of qualifying the Investment by the Centerbridge Fund as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101. In the event modifications are made to such regulations or interpretations thereof subsequent to the date hereof that would result in the aforementioned rights not being satisfactory for such purposes, the parties shall evaluate in good faith whether modification of the rights provided to the Centerbridge Fund can be made that would satisfy such regulations as modified and that would not adversely affect the terms, conditions or purposes of this Agreement.

ARTICLE IV

Additional Restrictions on Securities Held by Management Investors
Notwithstanding anything to the contrary contained herein, the rights, privileges and obligations set forth below in this Article IV shall cease to be applicable to Centerbridge on the date on which its Ownership Percentage is less than 15%.

4.1    Repurchase and Put Options. If a Management Investor is no longer an employee or director, as applicable, of the Company or any of its Subsidiaries for any reason (the “Termination”), all of the Securities (including but not limited to Incentive Securities) held by that Management Investor (whether held directly by the Management Investor or by one or more of his or her Affiliates or Permitted Transferees, other than the Company, Centerbridge or a

Centerbridge Affiliate) will be subject to repurchase by Centerbridge, in the first instance, and the Company, in the second instance, at their option, pursuant to the terms and conditions set forth in this Article IV (the “Repurchase Option”). If the Repurchase Option is not exercised with regard to all applicable Securities consisting of Common Stock or other shares of capital stock of the Company following a Termination, then all, but not less than all, of such remaining Securities consisting of Common Stock or other shares of capital stock of the Company held by such holder will be subject to repurchase by Centerbridge, at the option of such holder (which option may only be exercised with respect to all such Securities held by the holder), pursuant to the terms and conditions set forth in this Article IV (the “Put Option”).
4.2    Repurchase Price. At any time on or after the date of Termination (“Termination Date”), Centerbridge, in the first instance, and the Company, in the second instance, may elect to repurchase all or a portion of the Securities held by the Management Investor, and the Management Investor and his or her Affiliates or Permitted Transferees may elect to require Centerbridge to repurchase any Common Stock or other shares of capital stock of the Company, in each case at the Fair Market Value (as defined below) in accordance with Sections 4.4, 4.5, 4.6 or 4.7 of this Agreement, as applicable.
4.3    Certain Obligations of the Company. In addition to any other obligation of the Company set forth herein, in the event of any Termination, the Company shall give Centerbridge prompt written notice of any Termination, which notice of Termination shall in any event be given to Centerbridge by the Company within two (2) business days of the Termination Date (as defined below). The Company also shall be required to inform Centerbridge in writing promptly following the request of Centerbridge at any time and from time to time of (i) the total number of Securities held by any Management Investor, such Management Investor’s Affiliates and such Management Investor’s Permitted Transferees (collectively, the “Available Shares”) and (ii) the price for each Available Share.
4.4    Repurchase by Centerbridge. Centerbridge or its designated Affiliate(s) may elect to purchase any or all of the Available Shares held by any Management Investor by delivery of written notice (the “Repurchase Notice”) to the Management Investor and to the Company (and/or his or her Affiliates and transferees, as appropriate) within 180 days after the Termination Date. The Repurchase Notice shall set forth the number and type of Securities to be acquired from the Management Investor and his or her Affiliates and Permitted Transferees, the aggregate consideration to be paid for such Securities and the time and place for the closing of the transaction. The number of Securities to be repurchased by Centerbridge or its designated Affiliate(s) (who shall sign a Joinder) shall first be satisfied to the extent possible from the Common Stock held by the Management Investor at the time of delivery of the Repurchase Notice. If the number of Securities then held by the Management Investor is less than the total number of Securities Centerbridge or its designated Affiliate(s) has elected to repurchase, then Centerbridge or its designated Affiliate(s) shall repurchase the remaining shares elected to be repurchased first from the Management Investor’s Affiliates, and then from the Management Investor’s Permitted Transferees.

4.5    Repurchase by the Company. If for any reason Centerbridge or its designated Affiliate(s) do not elect to repurchase all of the Securities pursuant to the Repurchase Option, then the Company shall be entitled to exercise the Repurchase Option in the manner set forth in Section 4.4 to purchase all of the Securities not purchased by Centerbridge or its designated

Affiliate(s) (the “Remaining Available Shares”). As soon as practicable after the Company has determined that there shall be Remaining Available Shares, but in any event within 10 days after the delivery of a Repurchase Notice or 10 days after the date which is 180 days after the Termination Date, whichever is earlier, the Company shall notify the Management Investor and his or her Affiliates and Permitted Transferees as to whether the Company will be purchasing the Securities from the Management Investor or his or her Affiliates and Permitted Transferees (the “Company Repurchase Notice”), which Company Repurchase Notice shall set forth the number and type of Securities to be acquired from the Management Investor or his or her Affiliates and Permitted Transferees, the aggregate consideration to be paid for such Securities and the time and place for the closing of the transaction.

4.6    Repurchase by Centerbridge at the Option of the Holder.
(a)If for any reason Centerbridge or its designated Affiliate(s) or the Company does not elect to repurchase all of the Securities consisting of Common Stock or other shares of capital stock (but, for the avoidance of doubt, not any options or other incentive instruments that are not Common Stock or other purchased capital stock) of the Company pursuant to the Repurchase Option, then the Management Investor and his or her Affiliates and Permitted Transferees shall be entitled to require Centerbridge to repurchase all of such Securities (provided that Centerbridge may designate an Affiliate to repurchase such Securities). Within 30 days after the date on which the Company Repurchase Option expires or 30 days after the date that the Company exercised the Company Repurchase Option (in the event that it elected to repurchase less than all of such Management Investor’s (or his or her Affiliates’ and Permitted Transferees’) Securities consisting of Common Stock or other capital stock of the Company), the Management Investor or his or her Affiliates and Permitted Transferees may notify the Company and Centerbridge of its intent to exercise its Put Option with respect to all Securities that such holder owns which consist of Common Stock or other capital stock of the Company (the “Holder Notice”). Within 30 days after receipt of a proper Holder Notice, the Company shall notify the relevant holder(s) and Centerbridge of the relevant Fair Market Value (the “Value Notice”), and of the time and place for the closing of the transaction.
(b)Each Management Investor and/or his or her Affiliates and Permitted Transferees who delivers a Holder Notice shall, at the request of the Company or Centerbridge and without further cost and expense to the Company or Centerbridge, execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the Transfer. At the closing, the Management Investor and/or his or her Affiliates and Permitted Transferees will deliver certificates (if any) representing all the Securities subject to the Put Option (accompanied by appropriate documentation of authority to transfer). The Management Investor and/or his or her Affiliates and Permitted Transferees will deliver such securities free and clear of all liens, claims or other encumbrances, other than pursuant to this Agreement. Centerbridge will be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

4.7    Closing. The closing of the transactions contemplated by this Article IV will take place on the date designated in the applicable Repurchase Notice, Company Repurchase Notice or Holder Notice, which date, in the case of a repurchase pursuant to Section 4.4 or 4.5 above, will not be more than 10 days after the expiration of the 180 day period referred to in Section 4.4 above, and in the case of a repurchase pursuant to Section 4.6 above, will not be more than 10 days after the expiration of the 30 day period referred to in Section 4.6 above. Centerbridge or its designated Affiliate(s), will pay for the Securities to be purchased by it by delivery of a check payable to the holder of such Securities. The Company will pay for the Securities to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by the Management Investor to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Securities), and will pay the remainder of the purchase price by delivery of a bank check payable to the holder of such Securities. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Securities by the Company will be subject to applicable restrictions contained in the General Corporation Law of the State of Delaware and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Securities hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions (and, prior thereto, there shall be no breach of the terms hereof by the Company). The party or parties exercising the Repurchase Option, whether Centerbridge or its designated Affiliate(s) or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Securities, including, but not limited to, representations that such seller has good and marketable title to the Securities to be transferred free and clear of all liens, claims or other encumbrances.
4.8    Fair Market Value. As used herein, “Fair Market Value” has the meaning indicated below.
“Fair Market Value” for each share of Securities means, as of the date the Repurchase Notice or the Company Repurchase Notice is given, the relevant fair market value price as determined in good faith by the Board of Directors. If the Management Investor or current holder of the Management Investor’s Securities disagrees with such determination, the Board of Directors and the Management Investor will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 10 days after the delivery of notice to the Board of Directors of such Management Investor’s disagreement, the Fair Market Value shall be determined by an independent and nationally recognized appraiser selected by the Board of Directors (subject to the approval of the Management Investor, not to be unreasonably withheld), which appraiser shall be instructed to submit to the Board of Directors and the Management Investor a report within 30 days of its engagement setting forth such determination. The costs and expenses of such appraiser shall be borne 50% by the Company and 50% by the Management Investor, unless (i) the appraiser’s valuation is not less than 25% greater than the amount determined by the Board of Directors, in which case 100% of the costs and expenses of the appraiser shall be borne by the Company or (ii) the appraiser’s valuation is not more than 10% greater than, or is less than or equal to, the amount determined by the Board of Directors, in which case 100% of the costs and expenses of the appraiser shall be borne by the Management Investor. The determination of such appraiser shall be final and binding upon all parties. Notwithstanding the foregoing, if any appraisal under this subparagraph (b) has been completed within the six month period prior to the determination of the Board of Directors, at the option of the Company, such appraised value shall be the final and binding Fair Market Value for purposes hereof. The termination of the exercise period of the Repurchase Option set forth in Section 4.4 and of the

Put Option set forth in Section 4.6, as applicable, shall be tolled during the pendency of and until ten (10) days following the conclusion of any negotiation or arbitration of the Fair Market Value. Further, in the event of any such negotiation or arbitration, the Company and/or Centerbridge, as applicable, shall have the right to revoke any notice of exercise of the Repurchase Option previously given by such party and the applicable holder(s) shall have the right to revoke any notice of exercise of the Put Option previously given by such party, as applicable (provided that, in either case, no closing with respect thereto has occurred).

ARTICLE V

Miscellaneous
5.1    Effective Time. The provisions of this Agreement shall be effective from and after the date hereof.

5.2    Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the Major Stockholder; provided, however, that any amendment of this Agreement which materially adversely affects any Investor in a manner materially different from other Investors (other than due to any difference in the number of shares or other Securities owned by any such Investor) shall require the prior written consent of such Investor. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

5.3    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. Except as contemplated hereby within this Section 5.3 or in connection with Transfers of Securities permitted by this Agreement and as permitted by this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

5.4    Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

5.5    Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:
Seitel Holdings, Inc.

c/o Seitel, Inc.
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, TX 77043
Facsimile: (713) 881-8901
Attention: Robert D. Monson

with a required copy to:
Clark Hill Strasburger
909 Fannin
Suite 2300
Houston, Texas 77010
Facsimile: (832) 397-3522
Attention: W. Garney Griggs

If to Centerbridge or any of its Affiliates:
Centerbridge Capital Partners, L.P.
375 Park Avenue
12th Floor
New York, NY 10152
Facsimile: (212) 672-5001
Attention: Kyle Cruz

with a required copy to:
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:    Neal J. Reenan, P.C.
Steve Toth
Facsimile:    (312) 862-2200

if to any of the Management Investors, to such Management Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by such Management Investor.
All such notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally, sent by telecopier (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid) or on the second business day after being sent by nationally recognized overnight courier service or on the fifth business day after being sent by registered or certified mail (postage prepaid, return receipt requested) to the respective party.

5.6    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.
5.7    Headings; Definitions. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

5.8    Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

5.9    Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.10    Termination. This Agreement shall terminate (a) on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities or (b) upon the date of the consummation of the Company’s initial Public Offering; provided, however, that the provisions of Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall survive the Company’s initial Public Offering, with appropriate modifications to be reasonably agreed by the Major Stockholder to reflect the size of the Company’s Board of Directors following its initial Public Offering.
5.11    Indemnification of Centerbridge. Any director, officer, employee or agent of the Company entitled to indemnification, advancement of expenses and/or insurance, pursuant to this Agreement, the certificate of incorporation of the Company or the bylaws of the Company and that is an officer, employee, partner or advisor of Centerbridge or its respective Affiliates (each such Person, an “Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of Centerbridge and/or its respective Affiliates (collectively, the “Indemnitors”). Notwithstanding anything to the contrary in this Agreement, the certificate of incorporation of the Company or the bylaws of the Company or otherwise: (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to each Indemnitee are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Indemnitee are secondary), (ii) the Company will be required to advance the full amount of expenses incurred by each Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Agreement, without regard to any rights each Indemnitee may have against the Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in this Agreement, the certificate of incorporation of the Company or the bylaws of the Company or otherwise, no advancement or payment by the Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Indemnitors are express third party beneficiaries of the terms of this Section 5.11. The Company’s certificate of incorporation shall at all times include language that reflects the substance of this Section 5.11.

5.12    Confidentiality. All information disclosed by the Company to any Investor pursuant to this Agreement shall be confidential information of the Company (other than information which is publicly available) and, unless as otherwise provided in this Agreement or consented to by the Major Stockholder in writing in advance, shall not be used by the recipients thereof for any purpose other than to monitor and manage their investment in the Company, and shall not be disclosed to any third party other than (i) any Person who is an Affiliate, member, partner, officer, director, manager, investor, potential investor, employee, accountant, attorney or advisor of such Investor who has a need to know such information, (ii) any proposed transferee of such Investor to the extent that such proposed transferee is bound by similarly restrictive confidentiality obligations with respect to such information or (iii) as otherwise permitted pursuant to any other written agreement by and between the Company and the recipient of such confidential information. The obligations of the parties hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, regulations, subpoena, civil investigative demand or other process or compulsion; provided, that: (x) prior to disclosing such confidential information, a party shall notify the Company thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed; and (y) such party shall, if requested by the Company and at the sole cost and expense of the Company, provide reasonable cooperation with the Company to protect the continued confidentiality thereof.
5.13    Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.
5.14    Party No Longer Owning Securities. If a party hereto ceases to own any Securities following the consummation of a transaction permitted under this Agreement, such party will no longer be deemed to be the Major Stockholder, Investor or Management Investor for purposes of this Agreement and shall no longer be a party to this Agreement.
5.15    No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to be employed by or remain in the employ or service of the Company or any of its Subsidiaries or Affiliates.

5.16    Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

5.17    Future Individual Investors. The parties hereto agree that any current or future employee of the Company or any of its Subsidiaries or other Person who agrees to purchase

Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that such Person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such Person as a Management Investor (or Investor, as determined by the Company) and the number of Securities purchased by him or her. Without limiting the generality of the foregoing, any Person who has received an award of options to purchase Common Stock under the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan, the Seitel Holdings, Inc. 2008 Restricted Stock and Restricted Stock Unit Plan, the Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan or other incentive securities designated as such by the Board of Directors shall be bound by the terms and conditions of the Agreement as a Management Investor.

5.18    Entire Agreement. This Agreement, together with the Registration Rights Agreement, sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Securities Holders Agreement the day and year first above written.

COMPANY	SEITEL HOLDINGS, INC.

By: /s/ Marcia H. Kendrick
Name: Marcia H. Kendrick
Title: Vice President

CENTERBRIDGE	CENTERBRIDGE CAPITAL PARTNERS II, L.P.

By: Centerbridge Associates II, L.P.
Its: General Partner

By: CCP II Cayman GP, Ltd.
Its: General Partner

By: /s/ Kyle Cruz
Name: Kyle Cruz
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS II,
L.P.

By: CCP SBS GP, LLC
Its: General Partner

By: /s/ Kyle Cruz
Name: Kyle Cruz
Title: Authorized Signatory

MANAGEMENT INVESTORS	/s/ Robert D. Monson
Robert D. Monson

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ William J. Restrepo
(continued)	William J. Restrepo

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Kevin P. Callahan
(continued)	Kevin P. Callaghan

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Marcia H. Kendrick
(continued)	Marcia H. Kendrick

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Randall Sides
(continued)	Randall Sides

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Richard Kelvin
(continued)	Richard Kelvin

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Phillip B. Livingston
(continued)	Phillip B. Livingston

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Mark Sweeney
(continued)	Mark Sweeney

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Steve Sahinen
(continued)	Steve Sahinen

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Jude Affonso
(continued)	Jude Affonso

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Donna Anderson
(continued)	Donna Anderson

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Jay Golding
(continued)	Jay Golding

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ John Jackson
(continued)	John Jackson

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Russell Jones
(continued)	Russell Jones

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Dalton Boutte
(continued)	Dalton Boutte

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Jana Stroud
(continued)	Jana Stroud

Address:

Telecopier No.
Telephone No.

MANAGEMENT INVESTORS	/s/ Wayne Wheeler
(continued)	Wayne Wheeler

Address:

Telecopier No.
Telephone No.